UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

FUTURE VISION II ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Xiandai Tongxin Building
201 Xin Jinqiao Road, Rm 302 Pudong New District, Shanghai, China	N/A
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class is to be registered	Name of each exchange on which to be so registered
Units, each consisting of one Ordinary Share and one Right to acquire one-tenth (1/10th) of one Ordinary Share, par value $0.0001 per share	The NASDAQ Stock Market LLC
Ordinary Share, par value $0.0001 per share	The NASDAQ Stock Market LLC
Right to acquire one-tenth (1/10th) of one Ordinary Share, par value $0.0001 per share	The NASDAQ Stock Market LLC
Ordinary Share underlying the Rights included as part of the Units	The NASDAQ Stock Market LLC

Securities Act registration statement file number to which this form relates (if applicable): 333-280356

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Units, Ordinary Shares, par value $0.0001 per share, and Rights to acquire one-tenth (1/10th) of one Ordinary Share of Future Vision II Acquisition Corp (the “Registrant”). The description of the Units, Ordinary Shares and Rights contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-280356), initially filed publicly with the U.S. Securities and Exchange Commission on June 20, 2024, as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2024

FUTURE VISION II ACQUISITION CORP.

By:	/s/ Xiaodong Wang
Name:	Mr. Xiaodong Wang
Title:	Chief Executive Officer